EXHIBIT 23(J)(3)

                               CONSENT OF COUNSEL

         We consent to the reference to our Firm under the heading "Counsel" in the Registration Statement on Form N-1A of Comstock Funds, Inc. as filed with the Securities and Exchange Commission on or about August 28, 2007.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
August 28, 2007